As filed with the Securities and Exchange Commission on October 18, 2007.

Registration No. 333-________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0772104
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

120 Broadway Street, Suite 3350
New York, New York	10271
(Address of principal executive offices)	(Zip Code)

2005 EQUITY AND PERFORMANCE INCENTIVE PLAN

(Full title of the plan)

Dennis P. Byrnes, Esq.

Senior Vice President, General Counsel and Secretary

ACI Worldwide, Inc.

120 Broadway Street, Suite 3350

New York, New York 10271

(646) 348-6700

(Name, address, telephone number, including area code, of agent for service)

with a copy to:

Robert A. Profusek

Jones Day

222 East 41st Street

New York, New York 10017

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $.005 per share	2,000,000	$23.53(3)	$47,060,000	$1,445

(1)                   This Registration Statement covers 2,000,000 additional shares of Common Stock, par value $.005 per share, of  ACI Worldwide, Inc. (“Registrant”) available for awards under the Registrant’s 2005 Equity and Performance Incentive Plan, as amended (the “2005 Plan”).

(2)                   Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued pursuant to the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(3)                   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act.  The fee is calculated on the basis of the average of the high and low sale prices of the Registrant’s common stock on October 16, 2007, of $23.82 and $23.24, respectively, as reported on The NASDAQ Global Select Stock Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E to Form S-8, the contents of Registration Statement 333-123263 on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on March 11, 2005 are incorporated herein by reference.

Item 8.    Exhibits

The following are filed as exhibits to this Registration Statement:

Exhibit No.	Description
3.1

Amended and Restated Certificate of Incorporation of Registrant (incorporated herein by reference to
Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 30, 2007)

3.2

Amended and Restated Bylaws of Registrant (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Quarterly Report for the fiscal quarter ended June 30, 2007 filed with the Commission September 25, 2007)

4.1

2005 Equity and Performance Incentive Plan (incorporated herein by reference to Exhibit 10.2 of the Registrant’s Quarterly Report for the fiscal quarter ended March 31, 2007 filed with the Commission August 10, 2007)

5.1*	Opinion of Jones Day (as to the validity of the securities being registered)

23.1*	Consent of KPMG LLP

23.2*	Consent of Jones Day (included in Exhibit 5.1)

24*	Power of Attorney (included on the signature page of the Registration Statement)

*       filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 18, 2007.

ACI WORLDWIDE, INC.

By:	/s/ Philip G. Heasley
Philip G. Heasley
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of ACI Worldwide, Inc., hereby severally and individually constitute and appoint Dennis P. Byrnes, Henry C. Lyons and Scott W. Behrens and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Philip G. Heasley	President, Chief Executive Officer and Director	October 18, 2007
Philip G. Heasley	(Principal Executive Officer)

/s/ Henry C. Lyons	Senior Vice President, Chief Financial	October 18, 2007
Henry C. Lyons	Officer and Treasurer
(Principal Financial Officer)

/s/ Scott W. Behrens	Vice President, Chief Accounting	October 18, 2007
Scott W. Behrens	Officer and Controller
(Principal Accounting Officer)

/s/ Harlan F. Seymour	Chairman of the Board and Director	October 18, 2007
Harlan F. Seymour

/s/ Alfred R. Berkeley, III	Director	October 18, 2007
Alfred R. Berkeley, III

/s/ John D. Curtis	Director	October 18, 2007
John D. Curtis

/s/ Jan H. Suwinski	Director	October 18, 2007
Jan H. Suwinski

/s/ John E. Stokely	Director	October 18, 2007
John E. Stokely

/s/ John M. Shay, Jr.	Director	October 18, 2007
John M. Shay, Jr.

EXHIBIT INDEX

Exhibit No.	Description

3.1

Amended and Restated Certificate of Incorporation of Registrant (incorporated herein by reference to

Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 30, 2007)

3.2

Amended and Restated Bylaws of Registrant (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Quarterly Report for the fiscal quarter ended June 30, 2007 filed with the Commission September 25, 2007)

4.1

2005 Equity and Performance Incentive Plan (incorporated herein by reference to Exhibit 10.2 of the Registrant’s Quarterly Report for the fiscal quarter ended March 31, 2007 filed with the Commission August 10, 2007)

5.1*	Opinion of Jones Day (as to the validity of the securities being registered)

23.1*	Consent of KPMG LLP

23.2*	Consent of Jones Day (included in Exhibit 5.1)

24*	Power of Attorney (included on the signature page of the Registration Statement)

*       filed herewith